FUSION	Jonscott Turco
CONTACT:	212-201-2401
jturco@fusiontel.com

INVESTOR	Andrew Hellman
CONTACT:	CEOcast, Inc.
212-732-4300
adhellman@ceocast.com

MEDIA	Rubenstein Associates
CONTACT:	John Henderson
212-843-8054
jhenderson@rubenstein.com

FUSION REPORTS STRONG DEMAND AS OVER 100,000 SUBSCRIBE TO
NEW EFONICA SERVICES IN UNDER 30 DAYS

Users Rapidly Adopting Revolutionary Free VoIP Service in Target Markets Worldwide

NEW YORK, July 18, 2006 - Fusion Telecommunications International, Inc. (AMEX:FSN), a global VoIP service provider, today announced that it has achieved over 100,000 registered subscribers to its new Efonica VoIP services in less than one month. Fusion introduced its new Efonica services on June 19th and has already attained registrations from over 50 countries around the world. Adoption has been particularly strong in Fusion’s targeted emerging markets throughout Asia, the Middle East, Africa, Latin America and the Caribbean.

“This is a historic day for Fusion. We have had a strong consumer response to our innovative VoIP offering and are delighted that our vision of creating a worldwide Efonica calling community is becoming a reality so quickly. We remain committed to increasing our subscriber base, expanding our free features and driving revenue by delivering compelling, fee-based value-added services to expand our customers’ communications experience. The success of this launch positions us very well going forward,” said Matthew Rosen, President and CEO of Fusion.

Efonica members can call each other for free using their existing landline or mobile telephone numbers to and from any combination of PCs, Internet phones and regular telephones (with a SIP adapter), connected to either a wireless, broadband or dial-up Internet connection. Subscribers simply dial Fusion’s patent-pending worldwide Internet Area Code “10,” then dial familiar phone numbers as they normally would. For a small fee, Efonica also offers its members the ability to call any landline or mobile phone in the world with its efoOut service and to schedule a call between two phone numbers when they are away from their softphone or SIP enabled device with its recently-announced efoLink service.

“We are looking to revolutionize the way people communicate, and the initial adoption of our Efonica services is certainly proof of our concept and vision. Many other VoIP services companies never reach 100,000 subscribers, yet Fusion accomplished this major milestone with limited marketing and its beta softphone version, in under 30 days. We are confident that as this first wave of subscribers learns what a great service we offer, our community of Efonica members will expand even more rapidly as we introduce more features and services,” added Roger Karam, President of Fusion’s VoIP Division.

Consumers can subscribe to Efonica by visiting www.efonica.com and completing a free and easy registration process.

About Fusion:

Fusion provides its efonica branded VoIP (Voice over Internet Protocol), Internet access, and other Internet services to, from, in and between emerging markets in Asia, the Middle East, Africa, Latin America and the Caribbean. Fusion currently provides services to consumers, corporations, international carriers, government entities, and Internet service providers in over 45 countries. For more information please go to: http://www.fusiontel.com or http://www.efonica.com.

Statements in this Press Release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Fusion's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Fusion's actual results to differ from management's current expectations are contained in Fusion's filings with the Securities and Exchange Commission and available through http://www.sec.gov.